                                                                    Exhibit 99.1


                          AMENDMENT TO RIGHTS AGREEMENT


         AMENDMENT, dated as of October 22, 2002 (this "Amendment"), by and between SIRIUS SATELLITE RADIO INC. (formerly known as CD Radio Inc.), a Delaware corporation (the "Company") and THE BANK OF NEW YORK, a New York corporation (the "Rights Agent"). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Rights Agreement.

                                    RECITALS

         WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement, dated as of October 22, 1997 (as heretofore amended, the "Rights Agreement");

         WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement to extend the Final Expiration Date of the exercise of the Rights from October 22, 2002 to May 1, 2003;

         WHEREAS, the Board of Directors of the Company deems it desirable and in the best interests of the Company and its stockholders to amend the Rights Agreement to extend the Final Expiration Date to May 1, 2003;

         Accordingly, the parties agree as follows:

         1. Amendment of Section 7(a) of the Rights Agreement. Section 7(a) of the Rights Agreement is hereby amended by deleting the date "October 22, 2002" in the ninth line thereof and replacing it with "May 1, 2003".

         2. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.


                            (Signature page follows)

         EXECUTED as of the date set forth above.


                                       SIRIUS SATELLITE RADIO INC.



                                       By: /s/ Patrick L. Donnelly
                                          --------------------------------
                                           Patrick L. Donnelly
                                           Executive Vice President, General
                                           Counsel and Secretary


                                       THE BANK OF NEW YORK



                                       By: /s/ Alexander Pabon
                                           -------------------------------
                                           Alexander Pabon






                                      -2-